Exhibit 6.5

Area Development Agreement

Amendment

This Area Development Agreement Amendment (the “Amendment”) to the Area Development Agreement (the “Agreement”) is entered into and made effective _____________ (“Effective Date) by and between WZ FRANCHISE, LLC, a Nevada corporation (“Franchisor”, “we,” “us,” or “our”) and FUTURE LABS IX, INC., as a California corporation (“Franchisee”, “you” or “your”).

WHEREAS contemporaneous with the execution of this Amendment, the parties entered into the Agreement, pursuant to which Franchisee was granted the right and undertook the option to open a Capriotti’s Restaurant; and

WHEREAS the parties hereby amend the Agreement in accordance with the following additions and deletions. In the event of any conflict or ambiguity between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

NOW THEREFORE, in consideration of mutual promises and covenants, Franchisor and Franchisee agree that:

1.	Notwithstanding Section 2 of the Agreement developer will remit to Franchisor the total Development Fee of ONE HUNDRED AND NINETY-THREE THOUSAND Dollars ($193,000) according to the following schedule:

a.	April 1, 2022 - $31,500 (representing full franchise fee and development services fee for the first Wing Zone to be developed under the Agreement)

b.	July 1, 2022 - $53,833

c.	September 30, 2022 - $53,833

d.	December 2, 2022 – $53,834

2.	Section 9.2 paragraph four (a) “or the delivery of food constitutes 25% or more of business’ total gross product sales” is removed.

Franchisor and Franchisee acknowledge that all other terms, provisions, and conditions of the Area Development Agreement shall remain in full force and effect and are not modified in the Amendment except as specified in the Amendment.

[SIGNATURE PAGE FOLLOWS]

CAPRIOTTI'S FA AMENDMENT (2021)
FUTURE LABS IX, INC., LOS ANGELES SOUTH BAY	1

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the dates of their signatures below, to be effective as of the Effective Date.

FUTURE LABS IX, INC.	WZ FRANCHISE, LLC

By:	By:

Name: Buck Jordan	Name: David Bloom

Title: CEO	Title: COO & CDO

Date:	Date:

By:

Name: Kevin Morris

Title: CFO

Date:

CAPRIOTTI'S FA AMENDMENT (2021)
FUTURE LABS IX, INC., LOS ANGELES SOUTH BAY	2